UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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MONOTYPE IMAGING HOLDINGS INC.

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Dear Team,

Today one of our shareholders, Starboard Value, issued a press release publicly expressing its views about our Company. Starboard also announced that it has nominated individuals to stand for election to our Board of Directors at our 2018 Annual Meeting of Shareholders. Our response release can be read here http://ir.monotype.com/investor-relations/press-releases/press-release-details/2018/Monotype-Issues-Statement-Regarding-Director-Nominations/default.aspx, and I wanted to provide some additional context.

At Monotype, we appreciate the views of all our shareholders and are always open to ideas that may support our success. We have had extensive discussions with Starboard since September 2017 to better understand its perspective, and our goal has always been to work with Starboard constructively. The Board will review the director candidates submitted by Starboard and make a recommendation when we file our proxy materials for the Annual Meeting, which has not yet been scheduled.

What is important for you to know is that we have a dedicated team focused on this matter, and are well advised. This enables us to continue to focus on executing our strategy, serving customers and our teams. In short, it remains business as usual. We’ve made great progress over the last several months and it is important to stay the course.

Consistent with their fiduciary duty, Monotype’s Board of Directors and management team regularly assess strategic options and alternatives to drive shareholder value. You’ll notice that our press release referenced that our Board initiated a process in July 2017 to explore and evaluate a broad range of strategic and financial alternatives, including a possible merger or sale of the Company. With the assistance of a financial advisor, we approached several potentially interested parties and conducted meetings with potential buyers between September 2017 and January 2018. Although several parties expressed preliminary interest, ultimately, no definitive offers were received.

Following the completion of this review, our Board and management determined that continuing to execute on our strategic priorities is the right path forward. Our focus remains on creating sustainable growth and expanding our profit margins by building on our current momentum in Creative Professional, growing Olapic profitability, expanding reach within the Global 2000 and deepening our relationships with our OEM customers. Our strong third quarter 2017 results demonstrate that our plan has already started to drive improved performance, and as we look to the year ahead, we remain laser focused on continuing our disciplined approach to capital investment in order to grow revenue, drive profit margin expansion and create value for shareholders.

Today’s news may generate increased attention from the media and others around our company. Please do not speculate or discuss this matter with any external parties. If you receive any calls from the media, analysts or other outside parties, please forward them to Amy Aylward in our Corporate Communications department at amy.aylward@monotype.com.

Our Board and management team have great confidence in the future of Monotype. I understand that times like these can be unsettling for employees. We will be as transparent as we can be throughout this process – as we all work towards the goal of what is best for the future of Monotype and our shareholders. I’m proud of our team and the work we’ve done. Let’s continue charging forward and make 2018 a great year.

Thank you for your continued dedication and commitment.

Scott

Forward-Looking Statements

This document may contain forward-looking statements including those related to future operating results, the growth of the company’s business, the execution of the company’s capital allocation and funding strategies and anticipated business momentum that involve risks and uncertainties that could cause the company’s actual results to differ materially. Factors that might cause or contribute to such differences include, but are not limited to: risks associated with changes in the economic climate including decreased demand for the company’s products or products that incorporate the company’s solutions; risks associated with the company’s ability to adapt its products or services to new markets and to anticipate and quickly respond to evolving technologies and customer requirements; risks associated with the company’s development of and the market acceptance of new products, product features or services; risks associated with the company’s integration of the Olapic acquisition and the 2017 restructuring of the Olapic business; risks associated with the company’s ability to expand products and services offered through acquired companies; risks associated with increased competition in markets the company serves, including the risks that increased competition may result in the company’s inability to gain new customers, retain existing customers or may force the company to reduce prices; risks associated with the ownership and enforcement of the company’s intellectual property; and risks associated with geopolitical conditions and changes in the financial markets. Additional disclosure regarding these and other risks faced by the company is available in the company’s public filings with the Securities and Exchange Commission, including the risk factors included in the company’s Annual Report on Form 10-K for the year ended December 31, 2016 and subsequent filings.

Important Stockholder Information

The company plans to file with the Securities and Exchange Commission and mail to its stockholders a proxy statement in connection with the company’s 2018 Annual Meeting of Stockholders. The proxy statement will contain important information about the company, the 2018 Annual Meeting of Stockholders and related matters. INVESTORS AND STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT SOLICITATION MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THESE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION. The company, its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from the company’s shareholders in connection with the matters to be considered at the company’s 2018 Annual Meeting. The proxy statement and other relevant solicitation materials (when they become available), and any and all documents filed by the company with the Securities and Exchange Commission, may be obtained by investors and stockholders free of charge on the Securities and Exchange Commission’s web site at www.sec.gov. Copies will also be available at no charge on the company’s website at www.monotype.com.